EXHIBIT 10.1


                               SIMTEK CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                             ADOPTED MARCH 16, 2007
                             EFFECTIVE JULY 1, 2007


1.   PURPOSE.

          (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Simtek Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase common stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The Plan shall be interpreted and administered to effect that intent.

2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:





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               (i) To determine when and how rights to purchase stock of the
          Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan. An Affiliate that has been designated by the Company as eligible to participate in the Plan shall be referred to as a "Participating Affiliate."

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv) To amend the Plan as provided in paragraph 15.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent and purpose of the Plan.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such conditions and limitations, not inconsistent with the provisions of the Plan, as may be established from time to time by the Board by resolutions duly adopted. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 14 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan shall in all events be unissued shares of the Company.




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4.   OFFERS.

          (a) The Board or the Committee shall make an offer or offers (an "Offer" or "Offers") to Eligible Employees (as defined in paragraph 5 below) to purchase Common Stock. Each Offer shall commence on the first day of each calendar quarter during the term of the Plan and shall end on the last day of such calendar quarter. The first Offer shall commence on July 1, 2007 and end on September 30, 2007. Each subsequent Offer shall commence on the first day of each calendar quarter thereafter. The Board or the Committee may, at any time, determine that an Offer may be longer than one calendar quarter (but not longer than twenty-seven (27) months beginning with the Offering Date) and shall determine the date or dates upon which one or more subsequent Offers, if any, may be made under the Plan. The first day of an Offer is that Offer's "Offering Date."

          (b) Prior to the commencement and first day of an Offer, the Board or the Committee, if any, may change any or all terms of the Offer and any subsequent Offers. The grant of rights pursuant to each Offer hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board or the Committee determines that such Offer shall not occur, or
     (b) no shares of Common Stock remain available for issuance under the Plan in connection with the Offer.

5.   ELIGIBILITY.

          (a) All Employees of the Company and each Participating Affiliate shall be eligible to be granted rights under the Plan on the first Offering Date after such Employee has commenced employment with the Company or the Participating Affiliate.

          (b) No Employee of the Company or a Participating Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such Employee's customary employment with the Company or such Participating Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

          (c) No Employee shall be eligible for the grant of any rights under the Plan if, immediately after such rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee, and stock that such Employee may purchase under all outstanding rights and stock options shall be treated as stock owned by such Employee.




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          (d) An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified in Section 423(b)(8) of the Code, do no permit such Employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate that exceeds twenty-five dollars ($25,000) of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company and any Participating Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain Employees who are highly compensated employees within the meaning of
     Section 423(b)(4)(D) of the Code shall not be eligible to participate.

          (f) An "Employee" is any individual who performs services for the Company or a Participating Affiliate as a common-law employee.

          (g) Each Employee who satisfies the conditions of this paragraph 5 shall be referred to as an "Eligible Employee."

6.   GRANT OF RIGHTS; PURCHASE PRICE; PURCHASE DATE.

          (a) On each Offering Date, each Eligible Employee, pursuant to an Offer made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with up to ten percent (10%) of such employee's Earnings (as defined in subparagraph 7(b)) during the period which begins on the Offering Date and ends on the last day of the Offer, which is the last day of the calendar quarter. Provided, however, that the maximum number of shares that may be purchased pursuant to the Offer shall not be greater than the lesser of 4,000 shares or the number of shares permitted under Section 423(b)(8) of the Code.

          (b) In connection with each Offer made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Employee as well as a maximum aggregate number of shares that may be purchased by all Eligible Employees pursuant to such Offer. If the aggregate purchase of shares upon exercise of rights granted under the Offer would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (c) The purchase price of Common Stock acquired pursuant to rights granted under the Plan shall be not less than an amount equal to

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     eighty-five percent (85%) of the lesser of (1) the "fair market value" of the stock on the Offering Date or, if the exchange on which the Common Stock is traded or the NASDAQ is not open for trading on the Offering Date, the first trading date thereafter, or (2) the "fair market value" of the stock on the last trading day of the calendar quarter.

          (d) "Fair market value" means the closing price of the Common Stock as reported by the principal securities exchange on which the Stock is listed or admitted to trading or by the NASD through the NASD Automated Quotation System ("NASDAQ") or such successor quotation system, or, if the Stock is not listed or admitted to trading on any national securities exchange or on NASDAQ, the average closing bid price if available. If the Stock is not traded on an exchange or reported by NASDAQ and the average closing bid price is not available, then "Fair Market Value" shall be determined in good faith by the Committee using all relevant data and information reasonably available to the Committee.

          (e) The Purchase Date with respect to each Offer shall be the first day on which the NASDAQ is open for trading after the last day of the Offer.

7.   PARTICIPATION; WITHDRAWAL.

          (a) An Eligible Employee may become a participant in the Plan pursuant to an Offer by delivering a participation agreement to the Company in such form as the Company provides no later than five (5) days prior to the Offering Date. Each such agreement shall authorize payroll deductions in whole percentages from one percent (1%) to ten percent (10%) of such Employee's Earnings during the Offer. Once an Eligible Employee has elected to participate in an Offer, the Eligible Employee's election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with paragraph 7(c) below. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan, shall be deposited with the general funds of the Company, and shall not be credited with interest.

          (b) "Earnings" means the Eligible Employee's regular salary or wages (including salary deferrals under Code sections 125, 132(f)(4), and 401(k) and under any nonqualified deferred compensation plan established by the Company or an Affiliate). Earnings includes overtime, commissions, and bonuses. Earnings does not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, awards and prizes, income received in connection with equity compensation, contributions by the Company or an Affiliate to a qualified retirement plan or to a nonqualified deferred compensation plan, and similar items of compensation.

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          (c) At any time during an Offer, a participant may terminate his or her payroll deductions and withdraw from the Offer by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offer except as provided by the Board or Committee in the Offer. Upon such withdrawal from the Offer by a participant, the Company shall terminate the participant's payroll deductions for that Offer and all future Offers until the participant again elects to participate in the Plan as described below. Upon such withdrawal from an Offer by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant) under the Offer without interest, and such participant's participation in the Offer shall be automatically terminated. A participant who withdraws from an Offer shall not be eligible to participate in the next Offer, but shall be eligible to participate in future Offers. By way of example, a participant who withdraws from an Offer than commences April 1, 2008 shall not be eligible to participate in the Offer that commences July 1, 2008, but shall be eligible to participate in Offers commencing on or after October 1, 2008 and thereafter until the participant again withdraws from an Offer. A participant who wishes to participate in future Offers shall be required to deliver a new participation agreement. The new participation agreement shall be delivered to the Company no later than five (5) days prior to the Offer Date of the Offer for which the new election is to take effect. A participant may increase or decrease the percentage deducted from the participant's Earnings by delivering a new participation agreement to the Company no later than five (5) days prior to the Offer Date of the Offer for which the new election is to take effect.

          (d) Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 16 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.   TERMINATION OF EMPLOYMENT.

     Rights granted pursuant to any Offer under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, during the term of an Offer. No deduction shall be taken from the participant's final paycheck. The Company shall distribute to such terminated participant all of his or her accumulated payroll deductions under the Offer, without interest.

9.   LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

   A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Earnings from the Company as defined in paragraph 7(b) hereof. If a participant does not receive Earnings from the Company during a period of inactive employment or leave of absence, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status within ninety (90) days. If a participant elects to discontinue payroll deductions, such participant shall be treated as having terminated employment and withdrawn from the Plan and the amount accumulated in the participant's account shall be refunded without interest on the first business day following the Purchase Date for the Offer in which the period of inactive employment or leave of absence commenced. In all events, a participant shall be treated as having terminated employment and terminated participation in the Plan on the ninety-first (91st) day of any period of inactive employment or leave of absence. In such case, the Company shall distribute to such Employee all of his or her accumulated payroll deductions accumulated during the Offer in which he or she is treated as having terminated employment, without interest.

10. EXERCISE.

          (a) On the Purchase Date for the Offer, each participant's accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offer, at the purchase price specified in the Offer. If the aggregate number of shares to be purchased on the Purchase Date for an Offer would exceed the number of shares then remaining for purchase under the Plan, the Board or the Committee shall make a pro rata allocation of such remaining shares. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Purchase Date for the Offer shall be held in each such participant's account for the purchase of shares under the next Offer under the Plan, unless such participant makes a timely election not to participate in such next Offer, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant on the next business day following the Purchase Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including

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     rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date with respect to any Offer hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offer shall be exercised on such Purchase Date and all payroll deductions accumulated during the Offer shall be distributed to the participants, without interest on the first business day after the Purchase Date.

          (c) Participants shall have no right to sell, encumber, or otherwise transfer Common Stock purchased under the Plan at any time when such transactions are prohibited by applicable federal or state law or by the Company's policies governing the trading of Common Stock.

11.  COVENANTS OF THE COMPANY.

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of Common stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such rights unless and until such authority is obtained.

12.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

13.  RIGHTS AS A SHAREHOLDER.

   A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

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14.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights shall be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

          (b) In the event of: (1) a dissolution or liquidation of the Company;
     (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or
     (4) the acquisition by any person, entity or group within the meaning of
     Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan,
     (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offer terminated.

15.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 14 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will


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               (i) Increase the number of shares reserved for rights under the
          Plan;

               (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to receive employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

               (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to receive employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations.

16.  DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole

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     discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation.

          (c) Upon termination of the Plan, all payroll deductions shall cease and all amounts credited to Participants' accounts shall be applied to the purchase of full shares of Common Stock then available under the Plan. Any amounts remaining in participant accounts shall be refunded.

18.  NO EMPLOYMENT RIGHTS.

   The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Company or Affiliate, and it shall not be deemed to interfere in any way with the Company's or any Affiliate's right to terminate, or otherwise modify, an Employee's employment at any time with or without cause.

19.  EXPENSES.

     Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares of Common Stock for sale to participants, shall be paid by the Company and Participating Affiliates. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan.

20.  GOVERNING LAW.

     All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

21.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on July 1, 2007.


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                              SIMTEK CORPORATION

                              By:
                                 -----------------------------------------------
                                Name:
                                Title:
                                Date:














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